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                          BATCHER, ZARCONE & BAKER, LLP
                          -----------------------------
                                ATTORNEYS AT LAW


 SOUTH BAY OFFICE                                        KAREN A. BATCHER
 4190 BONITA ROAD, SUITE 205                            kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902                                 -------------

 TELEPHONE:    619.475.7882                        ADDITIONAL SAN DIEGO OFFICES
 FACSIMILE:    619.789.6262


                                 August 27, 2007

Mr. Alexander Kulyashov, President
Bonfire Productions, Inc.
156th Avenue, NE, Suite 100
Bellevue,  WA  98007

Re:      Legal Opinion Pursuant to SEC Form SB-2
         ----------------------------------------
         Registration Statement - Bonfire Productions, Inc.
         --------------------------------------------------

Dear Mr. Kulyashov:

You have requested my opinion as special counsel for Bonfire Productions, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of a minimum of 3,000,000 and a maximum of 20,000,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission.

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada securities laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.




                                 MAILING ADDRESS
              4252 BONITA ROAD, #151 O BONITA , CALIFORNIA O 91902

Mr. Kulyashov
August 27, 2007
Page 2

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada.



Regards,

BATCHER ZARCONE & BAKER, LLP

/s/Karen A. Batcher
----------------------
Karen A. Batcher, Esq.